UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 6, 2003.

                            GENESIS BIOVENTURES, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)


New  York                             000-30252                 98-0163232
----------------------------         -------------          -------------------
(State or other jurisdiction         (Commission               (IRS Employer
of  incorporation)                   File  Number)          Identification No.)

              1A-3033 King George Hwy., Surrey, BC, Canada V4P 1B8
              ----------------------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (604) 542-0820




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Item  5.     Other  Events
             -------------

One of the Company's principal products under development is the Mammastatin Serum Assay to determine the risk of Breast Cancer.

The Company acquired the rights to the technology for the Mammastatin Serum Assay (the "Technology") under a Sub-License Agreement from Biotherapies Inc. dated November 30, 2001. Biotherapies, Inc. had obtained such technology through a license from the Regents of the University of Michigan (the "Michigan License"). Under the terms of the Sublicense, Biotherapies Inc. was obligated to maintain the Michigan License in good standing.

The Company has recently learned that the Regents of the University of Michigan have terminated the Michigan License, resulting in the automatic termination of the Sub License. With the termination of the Sublicense, GBI no longer has royalty commitments to Biotherapies and is free to negotiate directly with the University of Michigan to acquire a license to the Technology.

The Company is in negotiations with the University of Michigan to acquire a worldwide license to the diagnostic and therapeutic applications of the Technology. Pending finalization of the grant of a direct license for the use of the Technology from the University of Michigan, the University has granted to GBI the rights to carry on with the Company's development without disruption from the University of Michigan.

On March 6, 2003, Biotherapies notified the Company that it was terminating the Company's sub-license, and has provided notice to the Company concerning such purported termination. Biotherapies claims rights to certain improvements to the Technology, separate from the University of Michigan license. To date, neither the Company nor its patent counsel has found any evidence that leads them to believe that any such improvements exist. The Company's ability to maintain the development for the Mammastatin Serum Assay is subject to its ability to finalize a direct license relationship with the University of Michigan, and its ability to defend against these stated Biotherapies claims to ownership of improvements to the Technology, separate from the Michigan License. The Company believes it will prevail, but there is no assurance thereof.

The Company has publicly announced a proposed combination with Innathera, Inc. The Innathera transaction remains subject to completion of certain due diligence requirements, and other business risks and uncertainties, including stockholders approval which can only be obtained following the filing of appropriate proxy material, which is not expected to occur until the end of April, 2003. The Company does not believe that the actions taken or threatened by Biotherapies will disrupt the Innathera transaction.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GENESIS  BIOVENTURES,  INC.
                                            (Registrant)

Dated:  March  17,  2003               By   /s/ E. Greg McCartney
                                            -------------------------
                                            E.  Greg  McCartney
                                            President



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